UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2012

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54686	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code:        (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Aura Grand Corners Development Project, Katy, Texas

Global Growth Trust, Inc. (“us,” “we,” “our,” or the “Company”), through an affiliate, GGT Grand Lakes Holdings LLC (the “GGT JV Partner”), entered into a limited liability company agreement dated effective as of December 20, 2012 (the “Joint Venture Agreement”) with TRG Grand Corners, L.P. (the “Trinsic JV Partner”), an affiliate of Trinsic Residential Group, L.P. (“Trinsic”). Pursuant to the Joint Venture Agreement, we agreed to fund capital contributions of up to approximately $9.3 million for a 90% interest in a joint venture, GGT TRG Grand Lakes TX, LLC, a Delaware limited liability company (the “Joint Venture”), and the Trinsic JV Partner agreed to fund capital contributions of $1.03 million for a 10% interest in the Joint Venture. We, through the GGT JV Partner, are the managing member of the Joint Venture, however, we have delegated to the Trinsic JV Partner the authority to manage certain of the day-to-day operations, subject to our approval of major decisions, and certain rights to remove and replace the Trinsic JV Partner.

On December 20, 2012, the Joint Venture acquired a fee simple interest in a 14.45-acre parcel of land (the “Aura Grand Corners Property” or the “Property”) from Trinsic Acquisition Company, LLC, an affiliate of Trinsic, via the December 20, 2012 assignment of a purchase and sale agreement, as amended. The Joint Venture funded the Property’s $2.95 million purchase price, as well as related acquisition closing costs, and certain expenses, fees and pre-development costs, from the capital contributions of the GGT JV Partner and the Trinsic JV Partner.

The Property is located in Katy, Texas, a suburb of Houston. The Joint Venture will develop, construct and operate a multifamily, 291-unit, “Class A” garden-style three-story residential apartment building on the Property, which will be known as “Aura Grand Corners” (the “Aura Grand Corners Development Project” or the “Project”). The total budget for the Project is approximately $31.8 million. The GGT JV Partner and the Trinsic JV Partner are required to fund the balance of their capital commitments to the Joint Venture during the initial development period to cover certain development costs. Thereafter, the balance of the development and construction costs will be funded with a construction loan from Texas Capital Bank, National Association, as described in Item 2.03, below. Trinsic will serve as the developer for the Project under the terms of a development agreement between the Joint Venture and Trinsic dated December 20, 2012 (the “Development Agreement”), pursuant to which it will be entitled to a fee equal to approximately $930,000. In addition, Trinsic Residential Builders, LLC, also an affiliate of Trinsic (“Trinsic Residential Builders”), will serve as the general contractor for the Project, and will be entitled to a fee equal to approximately $1.15 million in connection with its services. Commencement of construction is planned for January 2013, with completion targeted for the second quarter of 2014. After construction is completed, we anticipate the management of the Project will be provided by a national property management firm specializing in the on-site management of multifamily properties.

Generally, under the terms of the Joint Venture Agreement, operating cash flow will initially be distributed to us and the Trinsic JV Partner until a minimum return on capital is achieved, and then pro rata in accordance with the members’ respective percentage interests. Upon the occurrence of a capital event, such as a sale of substantially all of the assets of the Joint Venture, the proceeds of the capital event will be distributed to us and the Trinsic JV Partner until a minimum return on capital is achieved and our invested capital is returned, and thereafter, the Trinsic JV Partner will receive a disproportionately higher share of any remaining sales proceeds, based on our having received certain minimum threshold returns. At any time 24 months after completion of the Project, described below, we can make an all cash offer (i) to purchase the entire interests of the Trinsic JV Partner and in the Joint Venture, or (ii) to sell our entire interest in the Joint Venture to the Trinsic JV Partner. The Trinsic JV Partner has a similar right to make an all cash offer to either purchase all of our interest in the Joint Venture, or to sell to us all of its interests in the Joint Venture. In the event of any such proposal, by us or the Trinsic JV Partner, the responding party shall be obligated to either (x) accept the proposal, or (y) to elect to purchase the interests of proposing party, at a purchase price to be determined in accordance with the formula set forth in the Joint Venture Agreement.

Trinsic is a privately-held real estate development company based in Dallas, Texas, and an affiliate of Hunt Realty Investments. Trinsic will develop institutional quality Class-A multifamily assets in infill and suburban locations, initially focusing on major Texas markets, with plans underway to expand to other strategic regions in which Trinsic partners hold expertise. We are not affiliated with Trinsic or the Trinsic JV Partner, however, the Project is our second joint venture project with Trinsic. Our first joint venture with Trinsic was formed in November 2012, for the purpose of acquiring 16 acres of land, located in a sub-market of Dallas, Texas, on which we will develop a 316-unit, $34.9 million multifamily residential complex to be known as the “Aura Castle Hills,” which is expected to be completed in June 2014.

Please see also the disclosure under Item 2.03 of this Report, which is incorporated by reference herein and made a part hereof.

Item 2.01	Completion of Acquisition or Disposition of Assets

Please see the disclosure under Items 1.01 and 2.03 of this Report, which is incorporated by reference herein and made a part hereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Aura Grand Corners Development Project, Katy, Texas

The Joint Venture entered into a construction loan agreement dated December 20, 2012 with Texas Capital Bank, National Association (the “Lender”), and a promissory note of equal date (collectively, and together with related documents, the “Loan Documents”). Pursuant to Loan Documents, the Lender will fund up to $21.47 million of the development and construction costs of the Aura Grand Corners Development Project (the “Loan”). The Loan will bear interest at: (i) the Lender’s prime rate, as announced publicly from time to time, plus 0.50%, or (ii) a Eurodollar rate, equal to the announced Reuters LIBOR rate, plus 2.75%. Accrued interest is due and payable monthly in arrears beginning May 1, 2013. The Loan has an initial term of three years, with two additional 12-month extensions, each subject to certain conditions and the payment of a loan extension fee. Assuming two extensions of the initial term, the estimated outstanding principal balance of the Loan would be approximately $20.9 million at the end of the second extension period. The Loan is recourse to the Joint Venture, and secured by the Aura Grand Corners Property and all improvements to be constructed thereon under a deed of trust, and an assignment to Lender of all of the Joint Venture’s rights under the Development Agreement.

The Loan Documents require that construction on the Project commence on or before February 1, 2013, and that the Project shall be completed within 20 months thereafter, subject to excusable delays. The Loan Documents contain affirmative, negative and financial covenants, agreements, representations, warranties, borrowing conditions, and events of default customary for development projects such as the Project.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement by and between Parkside/Grand Reserve, LTD. and Trinsic Acquisition Company, LLC, effective as of February 10, 2012, and amendments thereto.

10.2	Assignment of Purchase and Sale Agreement by Trinsic Acquisition Company LLC and GGT TRG Grand Lakes TX, LLC, executed as of December 20, 2012.

10.3	Limited Liability Company Agreement of GGT TRG Grand Lakes TX, LLC, effective as of December 20, 2012.

10.4	Development Agreement between Trinsic Residential Group, L.P. and GGT TRG Grand Lakes TX, LLC, dated as of December 20, 2012.

10.5	Construction Loan Agreement between Texas Capital Bank, National Association and GGT TRG Grand Lakes TX, LLC, effective as of December 20, 2012.

10.6	Promissory Note, in the original principal amount of $21,470,000, by GGT TRG Grand Lakes TX, LLC, in favor of Texas Capital Bank, National Association, dated December 20, 2012.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in our offering and as a result, the limited number of investments made; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; material adverse actions or omissions by any joint venture partners; consequences of our net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; unknown liabilities of acquired properties or liabilities caused by property managers or operators; inaccuracies of our accounting estimates; risks associated with our tax structuring; failure to maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.growthtrust.com. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2012		GLOBAL GROWTH TRUST, INC.

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and between Parkside/Grand Reserve, LTD., and Trinsic Acquisition Company, LLC, effective as of February 10, 2012, and amendments thereto.

10.2	Assignment of Purchase and Sale Agreement by Trinsic Acquisition Company LLC and GGT TRG Grand Lakes TX, LLC, executed as of December 20, 2012.

10.3	Limited Liability Company Agreement of GGT TRG Grand Lakes TX, LLC, effective as of December 20, 2012.

10.4	Development Agreement between Trinsic Residential Group, L.P. and GGT TRG Grand Lakes TX, LLC, dated as of December 20, 2012.

10.5	Construction Loan Agreement between Texas Capital Bank, National Association and GGT TRG Grand Lakes TX, LLC, effective as of December 20, 2012.

10.6	Promissory Note, in the original principal amount of $21,470,000, by GGT TRG Grand Lakes TX, LLC, in favor of Texas Capital Bank, National Association, dated December 20, 2012.